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                                 EXHIBIT 10.14

                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT
                               dated July 1, 1993

THIS AMENDMENT (the "Amendment"), dated as of October 31, 1996, is entered into by and between BEC GROUP, INC., a Delaware corporation ("Company") and IAN G.
H. ASHKEN ("Employee").

                                   RECITALS:

A. The Employee and the Company (as assignee of Benson Eyecare Corporation) are parties to that certain Employment Agreement (the "Agreement"), dated as of July 1, 1993.

B. The parties mutually desire to amend the Agreement on the terms and conditions set forth more fully below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, receipt of which is acknowledged hereby, the parties agree as follows:

                                  AGREEMENTS:

1. Section 1 of the Agreement is hereby amended in its entirety to read as follows:

         "EMPLOYMENT. The Company hereby employs the Employee as Executive Vice President and Chief Financial Officer of the Company, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement. Notwithstanding the foregoing, it is understood and agreed that the Employee from time to time may (a) be appointed to additional offices or to different offices than those set forth above, (b) perform such duties other than those set forth above, and/or (c) relinquish one or more of such offices or other duties, as may be mutually agreed by and between the Company and the Employee; and, that no such action shall be deemed or construed to otherwise amend or modify any of the remaining terms or conditions of this Agreement."

2. Section 3 of the Agreement is hereby amended in its entirety to read as follows:

         "DUTIES.     During the term of this Agreement, the Employee shall,
         subject to the provisions of Section 1 above, serve as Executive Vice President and Chief Financial Officer of the Company and shall perform all duties commensurate with his position and as may be assigned to him by the Board of Directors of the Company consistent with such position. The Employee shall devote such time and energy to the business and affairs of the Company as he deems reasonably necessary to perform the duties of his position and shall use his best efforts, skills and abilities to promote the interests of the Company. It is
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         acknowledged and agreed that the Employee may not be required to devote his full time and energy to the affairs of the Company, except as he from time to time, in the exercise of his business judgment, may deem necessary or appropriate. Without limiting the generality of the foregoing, the Company hereby acknowledges that the Employee has certain responsibilities to Pembridge Holdings, Inc.; Marlin Capital, L.P.; Marlin Holdings, Inc.; and Marlin Management, L.L.C., and the Company agrees that nothing contained in this Agreement shall interfere with such responsibilities, provided that the Employee otherwise has performed his duties on behalf of the Company hereunder."

3. Notwithstanding anything contained in the Agreement to the contrary, it is understood and agreed that the Employee shall be entitled to a severance payment equal to one year's current base salary compensation, plus continuance of his existing benefits for such one year period at the Company's expense, in the event of any termination without cause or in the event the Company at any time permits the Agreement to expire or elects not to renew the Agreement.

4. Except as set forth expressly herein, the Agreement shall remain in full force and effect as originally set forth, and all remaining terms and conditions of the Agreement shall apply to this Amendment, except to the extent expressly amended or modified hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BEC GROUP, INC.

By:  /s/ MARTIN E. FRANKLIN
    -------------------------------
Its:     CEO
    -------------------------------

/s/ IAN G. H. ASHKEN
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Ian G. H. Ashken